As filed with the Securities and Exchange Commission on May 26, 2017

Registration No. 333 _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CENTURY CASINOS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1271317 (I.R.S. Employer Identification No.)

455 E. Pikes Peak Ave., Suite 210
Colorado Springs, Colorado 80903
(719) 527-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Margaret Stapleton
Executive Vice President, Principal Financial/Accounting Officer and Corporate Secretary
455 E. Pikes Peak Ave., Suite 210
Colorado Springs, Colorado 80903
(719) 527-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Douglas R. Wright
Faegre Baker Daniels LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203-4532
(303) 607-3500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for not complying with any new or revised financial accounting provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)
Common Stock; Preferred Stock, Debt Securities, Shares of Common Stock represented by Depositary Certificates; Depositary Certificates; Warrants; and Units(4)	$100,000,000(3)	$100,000,000(3)	$ 11,590

(1) There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock of the registrant, such indeterminate principal amount of debt securities of the registrant, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities of the registrant, and such units as will have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered also include such indeterminate numbers of shares of common stock or principal amounts of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants to purchase common stock or debt securities or pursuant to the anti-dilution provisions of any such securities.

(2) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(1) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.

(2) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to completion, dated May 26, 2017)

PROSPECTUS

$100,000,000

CENTURY CASINOS, INC.

Common Stock
Preferred Stock
Debt Securities
Depositary Certificates

Warrants

Units

We may from time to time offer up to an aggregate offering amount of $100,000,000 of common stock, preferred stock, debt securities, depositary securities, depositary certificates, warrants, or units. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CNTY.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND THE SECTIONS ON RISK FACTORS CONTAINED IN ANY SUPPLEMENTS TO THIS PROSPECTUS AND IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, AS WELL AS ANY AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

This prospectus is dated ________, 2017

You should rely only on the information contained in this prospectus or any prospectus supplement to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus or any prospectus supplement may only be accurate on the date of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

Whenever we refer to “we,” “our” or “us” in this prospectus, we mean Century Casinos, Inc. and its subsidiaries.  When we refer to “you” or “yours,” we mean the holders or prospective purchasers of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file materials electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.SEC.gov. Our Internet site address is www.cnty.com. None of the information posted to our web site is incorporated by reference into this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished but not filed in accordance with SEC rules, including information under Item 2.02 or Item 7.01 of any Form 8-K and any related financial statements and exhibits).:

•

Annual Report on Form 10-K for the year ended December 31, 2016 filed March 10, 2017, including information specifically incorporated by reference from our Definitive Proxy Statement for our 2017 Annual Meeting of Stockholders filed April 28, 2017;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed May 5, 2017;
•	Current Report on Form 8-K filed March 8, 2017; and
•	The description of our common stock contained in the Current Report on Form 8-K filed July 11, 2005.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by calling our Corporate Secretary at (719) 527-8300 or writing to us at the following address:

Century Casinos, Inc.
Attention: Corporate Secretary
455 E. Pikes Peak Ave., Suite 210
Colorado Springs, Colorado 80903

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements for a number of different reasons, including those stated under the caption “Risk Factors” in our SEC reports incorporated in this prospectus by reference.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and subject to risks and uncertainties. Because of these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus, any prospectus supplement delivered with this prospectus and the documents that we reference in this prospectus, or that we have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

THE COMPANY

Century Casinos, Inc., a Delaware corporation founded in 1992, is an international casino entertainment company that develops and operates gaming establishments as well as related lodging, restaurant, horse racing (including off-track betting) and entertainment facilities around the world. Our main goal is to grow our business worldwide by actively pursuing the development or acquisition of new gaming opportunities and reinvesting in our existing operations.

 Our principal executive offices in the U.S. are located at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903 and our telephone number at those offices is (719) 527-8300. We maintain a website at www.cnty.com. Unless specifically incorporated by reference in this prospectus or in a prospectus supplement, information that you may find on our website is not part of this prospectus or such prospectus supplement.

RISK FACTORS

Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	For The Three Months Ended March 31,	For The Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (1)(2)	4.32	4.36	4.83	1.90	7.90	8.28

(1)For purposes of the ratio of earnings to fixed charges, “earnings” consist of earnings before income taxes plus fixed charges, less capitalized interest, less net earnings attributable to non-controlling interests, plus net loss attributable to non-controlling interests. “Fixed charges” consist of interest expense, capitalized interest and an estimate of the portion of rental expense representative of the interest factor.

(2)The ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for all periods presented because no shares of preferred stock were outstanding during these periods.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of the securities for investments in additional gaming projects and for working capital and other general corporate purposes, including without limitation expanding existing businesses, acquiring businesses, investing in other business opportunities and repayment or refinancing of debt. Pending such use, we may temporarily invest the net proceeds in short-term investments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock or other securities. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on our shares of common stock, including any common stock represented by depositary certificates or other securities, in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness and other factors that our board of directors deems relevant.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. A description of the material terms and provisions of our certificate of incorporation and bylaws affecting the rights of the common stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws.

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by our board of directors out of funds legally available. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no conversion or preemptive rights and no redemption rights except as described under the heading “— Business Combinations with Interested Stockholder; Redemption Provisions” below.

Our common stock currently trades on the NASDAQ Capital Market under the symbol “CNTY.” As of May 22, 2017,  24,468,618 shares of common stock were outstanding.

Preferred Stock

Our preferred stock may have characteristics that affect the rights of holders of our common stock and other securities. See the description of our authorized preferred stock under the heading “Description of Preferred Stock” below.

Redemption Provisions

Our certificate of incorporation provides that our shares of capital stock are subject to repurchase if in the judgment of our board of directors such repurchase is necessary to obtain or maintain a license or franchise to conduct any portion of our business. We must provide such security holders with 30 days’ written notice of our intent to redeem the securities held by them, subject to certain exceptions. Following the expiration of a 30-day notice period, any securities selected for redemption by our board of directors cease to entitle the holder thereof to any rights other than the right to receive the redemption price for such securities. The redemption price will generally be the average closing price of the securities to be redeemed for the 45 trading days preceding the redemption date.

Anti-Takeover Effects

Provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board, and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us. They may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions.

Business Combinations with Interested Stockholder; Redemption Provisions

Our certificate of incorporation prohibits us from engaging in a “business combination” with an “interested stockholder” without the approval by affirmative vote of the holders of at least 80% of our outstanding voting stock, unless:

•

Prior to completion of the business combination, a majority (but not fewer than two) of the “continuing directors” approve such business combination. “Continuing directors” means directors other than the relevant interested stockholder or an affiliate, associate, employee, agent or nominee of such interested stockholder, or a relative of the foregoing, who were either (i) directors prior to the time such interested stockholder became an interested stockholder, or (ii) successors of such a continuing director who are recommended or elected to succeed such continuing director by a majority of the continuing directors then on our board; or

•	Stockholders other than the interested stockholder are entitled to receive consideration in such business combination that exceeds certain thresholds set forth in our certificate of incorporation.

For purposes of this provision of our certificate of incorporation, a “business combination” includes mergers, asset sales or other transactions with or suggested by an interested stockholder, with an “interested stockholder” being defined as (i) a person who, together with affiliates and associates, owns, or within two years prior to the date of determination that the person is an “interested stockholder,” did own, 5% or more of the corporation’s voting stock, or (ii) an assignee, in any transaction not involving a public offering during the preceding two years, of shares of stock held by an interested stockholder.

In addition, if an interested stockholder becomes the beneficial owner of more than 50% of our voting stock as a result of transactions not involving our issuance of capital stock to such interested stockholder or an affiliate or associate thereof, stockholders other than the interested stockholder and its affiliates and associates will have the option to have us redeem their shares of our voting stock. Such option will not be available if, within ten days after commencement of a tender offer by an interested stockholder for shares of our common stock, a majority of the continuing directors recommend that stockholders accept the tender offer, or if, within 30 days of our receipt of notice of the interested stockholder becoming the beneficial owner of more than 50% of our voting stock, the continuing directors determine that such redemption would not be in our best interests.

The provisions of our certificate of incorporation relating to business combinations with an interested stockholder and related redemption rights may only be amended by an affirmative vote of the holders of 80% of our outstanding voting stock.

Delaware Anti-Takeover Statute

Transactions that are not governed by the business combination provision in our certificate of incorporation, as described above, are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	Prior to such date, our board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•

Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding, those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

On or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.

Classified Board of Directors

Our board of directors is divided into three classes of directors as nearly equal in number as possible. Presently, our board of directors consists of five directors. Each director who is elected at an annual meeting of stockholders is elected for a three-year term expiring at the third annual meeting of stockholders after such director’s election. Accordingly, under most circumstances, directors of one class only are elected at each year’s annual meeting of stockholders. If elected, all nominees are expected to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

Removal of Directors

Our certificate of incorporation provides that directors may only be removed from office without cause by an affirmative vote of the holders of 80% of our outstanding voting stock, and may only be removed with cause by an affirmative vote of the holders of a majority of our outstanding voting stock. Only our board of directors is authorized to fill vacant directorships or change the size of our board. The provisions of our certificate of incorporation relating to removal of directors, the size of our board, filling vacancies on the board and related matters may only be amended by an affirmative vote of the holders of 80% of our outstanding voting stock.

Stockholder Action; Special Meetings of Stockholders

Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, or by the Chairman or Vice Chairman of the board or by our President.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are generally available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Transfer Agent and Registrar

Computershare Trust Company, Inc. serves as the transfer agent and registrar for our common stock.

Limitations of Director Liability

Our certificate of incorporation limits personal liability of our directors for breaches by the directors of their fiduciary duties to the fullest extent provided by Delaware law. Such provisions eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director’s duty of loyalty to us or our stockholders, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct or knowing violation of law, liability based on payments of improper dividends and liability based on a transaction from which the director derives an improper personal benefit. Any amendment to or repeal of such provisions will not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Regulatory Restrictions

We may not issue any voting securities except in accordance with the provisions of the Colorado Limited Gaming Act (the “Act”) and the regulations promulgated thereunder. The issuance of any voting securities in violation of the Act will be void, and the voting securities will be deemed not to be issued and outstanding. No voting securities may be transferred, except in accordance with the provisions of the Act and the regulations promulgated thereunder. Any transfer in violation of these provisions will be void. If the Gaming Commission at any time determines that a holder in excess of 5% of our voting securities is unsuitable to hold the securities, then we may, within sixty (60) days after the finding of unsuitability, purchase the voting securities of the unsuitable person at the lesser of (a) the cash equivalent of such person’s investment, or (b) the current market price as of the date of the finding of unsuitability, unless such voting securities are transferred to a suitable person within sixty (60) days after the finding of unsuitability. Until our voting securities are owned by persons found by the Gaming Commission to be suitable to own them, (a) we are not permitted to pay any dividends or interest with regard to the voting securities, (b) the holder of such voting securities will not be entitled to vote, and the voting securities will not for any purposes be included in the voting securities entitled to vote, and (c) we may not pay any remuneration in any form to the holder of the voting securities, except in exchange for the voting securities.

DESCRIPTION OF PREFERRED STOCK

Our certificate of incorporation permits us to issue, without stockholder approval, up to 20,000,000 shares of preferred stock, from time to time and in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. No shares of our preferred stock are currently outstanding. Prior to the issuance of shares of each series, the Delaware General Corporation Law and our certificate of incorporation require the board of directors to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

•	the designation of each series and the number of shares constituting each series;
•	dividend rights and rates and whether any dividends are cumulative, partially cumulative or non-cumulative;
•	rights and terms of redemption, including sinking fund provisions and redemption prices;
•	liquidation preferences;
•	voting rights;
•	conversion rights and terms; and
•	terms concerning the distribution of assets.

All shares of preferred stock offered by this prospectus will, when issued, be validly issued, fully paid and nonassessable. Our board of directors, without stockholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have certain anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

We will describe in a prospectus supplement relating to the series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the dividend rates, periods or payment dates or methods of calculation applicable to the preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	the provision for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

This description of our preferred stock should be read in conjunction with the description of our capital stock generally under the heading “Description of Our Capital Stock” above and any prospectus supplement relating to an offering of our preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with a trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities or other property or assets. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities or units of other property or assets that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating thereto will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF DEPOSITARY CERTIFICATES

We may offer equity securities for sale in countries outside the United States, in which case we may issue certificates evidencing depositary shares of our common stock rather than directly issuing common stock to investors in such countries. These depositary certificates will represent a share of common stock or a fraction of a share of common stock, in final amounts to be set forth in the applicable prospectus supplement.

The shares of common stock underlying any depositary certificates that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary certificate will be entitled to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the common stock underlying that depositary certificate.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary certificate, that describes the terms of any depositary certificates we are offering before the issuance of the related depositary certificates. The following summaries of material provisions of the deposit agreement and the depositary certificates are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary certificates. We urge you to read the prospectus supplements relating to any depositary certificates that are sold under this prospectus, as well as the complete deposit agreement and depositary certificate.

Form

Depositary certificates may be issued in physical form or as book entry securities. Depositary certificates to be issued in book entry form will be evidenced by one or more global certificates, which will be held by a nominee. The depositary may hold the global certificate as nominee, or the nominee may be a third party. Beneficial ownership interests in the global certificate will be electronically credited to the beneficial owner’s account through a participant in the nominee holding the global certificate.

In the case of depositary certificates to be issued in certificated form, pending the preparation of definitive depositary certificates, the depositary may, upon our written order, issue temporary depositary certificates substantially identical to the definitive depositary certificates but not in definitive form. These temporary depositary certificates entitle their holders to all of the rights of definitive depositary certificates. Temporary depositary receipts will then be exchangeable for definitive depositary certificates at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying common stock to the record holders of depositary certificates in proportion to the number of depositary shares underlying the certificates owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary certificates in proportion to the number of depositary shares underlying the certificates owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary certificates owned by them.

If we issue depositary certificates in book entry form, the nominee holding the global certificate will arrange for the payment of dividends and other distributions to beneficial owners of the global certificate.

Redemption of Depositary Certificates

If the common stock underlying any depositary certificates we may sell under this prospectus is subject to redemption in accordance with the terms of our certificate of incorporation or applicable law, the depositary certificates will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying common stock. The redemption price per depositary certificate will be equal to the redemption price per share payable with respect to the underlying common stock. Whenever we redeem shares of underlying common stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary certificates representing the shares of underlying common stock so redeemed.

Voting

Upon receipt of notice of any meeting at which holders of the common stock underlying any depositary certificates that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary certificates. Each record holder of the depositary certificates on the record date, which will be the same date as the record date for the underlying common stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying common stock represented by the holder’s depositary certificates. The depositary will then try, as far as practicable, to vote the number of shares of common stock underlying those depositary certificates in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying common stock to the extent it does not receive specific instructions with respect to the depositary certificates representing such common stock.

If we issue depositary certificates in book entry form, the nominee holding the global certificate will inform beneficial owners of the global certificate of meetings at which holders of common stock are entitled to vote. The nominee will employ its own procedures and systems in order to collect voting instructions from beneficial owners of the global certificate and communicate such instructions to the depositary, which will vote the underlying common stock accordingly. We may also allow beneficial owners of the global certificate to attend shareholder meetings and vote the shares of common stock underlying their ownership interest in the global certificate.

Amendment and Termination of the Deposit Agreement

The form of depositary certificates and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary certificates will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary certificates at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary certificates have been redeemed or converted into any other securities into which the underlying common stock is convertible or there has been a final distribution, including to holders of depositary certificates, of the underlying common stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary certificates or persons other than ourselves who may deposit any underlying common stock with the depositary.

Reports

The depositary will forward to holders of depositary certificates all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying common stock.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying common stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment.

DESCRIPTION OF WARRANTS

We may issue warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the warrant holder, with the option to also utilize a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise of the warrants, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

We may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, depositary certificates, warrants or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

From time to time, we may sell the securities offered by this prospectus:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933.

The applicable prospectus supplement relating to the securities will set forth:

•	their offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds we may receive from the sale;

•	any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;
•	any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and
•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS

In connection with particular offerings of securities, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Faegre Baker Daniels LLP, Denver, Colorado. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$11,590
Legal Fees and Expenses*
Accounting Fees and Expenses*
Trustee Fees and Expenses*
Rating Agency Fees*
Stock Exchange Listing Fees*
Printing Fees and Expenses*
Miscellaneous*
Total	$11,590

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, and in some cases must, indemnify any person made a party to any action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by such person as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if, in either type of action, the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. We may not indemnify any person in connection with a derivative action for matters as to which he or she is adjudged to be liable to the corporation, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses. Our certificate of incorporation requires us to indemnify our directors and officers to the full extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the DGCL.

We have entered into employment agreements with each of our co-chief executive officers that provide that, so long as the executive is not found by a court of law to be guilty of a willful and material breach of the agreement or to be guilty of willful gross misconduct, we will indemnify the executive from and against any and all losses, liability, claims and expenses, damages, or causes of action, proceedings or investigations, or threats thereof (including reasonable attorney fees and expenses of counsel satisfactory to and selected by the employee) incurred by the executive and arising out of, in connection with, or based upon the executive’s services and the performance of his duties pursuant to the agreements whether or not resulting in any such liability. The agreements also provide that we will reimburse the executive as and when incurred for any reasonable legal or other expenses incurred by the executives in connection with investigating or defending against any such loss, claim, damage, liability, action, proceeding, investigation or threat thereof, or producing evidence, producing documents or taking any other action in respect thereto, whether or not the executive is a defendant in or target of such action, proceeding or investigation. We also carry directors’ and officers’ liability insurance pursuant to which all of our officers and directors may be reimbursed for any losses or expenses they incur in connection with their service as officers or directors. In addition, our Amended and Restated Bylaws provide that we must indemnify our officers and directors to the fullest extent permitted by the DGCL.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

1.1	Underwriting Agreements (1)
4.1	Certificate of Incorporation (2)
4.2	Amended and Restated Bylaws (3)
4.3	Specimen certificate of common stock of the Company (4)
4.4	Form of Indenture
4.8	Form of Debt Security (1)
4.9	Form of Depositary Agreement (1)
4.10	Form of Depositary Certificate (1)
5.1	Opinion of Faegre Baker Daniels LLP
12.1	Computation of ratio of earnings to fixed charges
23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included with signature pages)
25.1	Statement of Eligibility of Trustee (1)

(1)	To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K
(2)	Incorporated by reference to the registrant’s Proxy Statement filed for its 1994 Annual Meeting of Stockholders
(3)	Incorporated by reference to Exhibit 11.14 of the registrant’s Form 10-Q for the quarter ended June 30, 2002 filed July 26, 2002
(4)	Incorporated by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form S-3 (File No. 333-126519) filed July 11, 2005

Item 17. Undertakings

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on May 26, 2017.

Century Casinos, Inc.

By/s/ Erwin Haitzmann
Erwin Haitzmann, Chairman of the Board and
Co Chief Executive Officer (Co-Principal Executive Officer)

By/s/ Peter Hoetzinger
Peter Hoetzinger, Vice Chairman of the Board,
Co Chief Executive Officer and President (Co-Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erwin Haitzmann, Peter Hoetzinger and Margaret Stapleton, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ / Erwin Haitzmann Erwin Haitzmann	Chairman of the Board and Co Chief Executive Officer (Co-Principal Executive Officer)	May 26, 2017

/s/ Peter Hoetzinger Peter Hoetzinger	Vice Chairman of the Board, Co Chief Executive Officer and President (Co-Principal Executive Officer)	May 26, 2017

/s/ Margaret Stapleton Margaret Stapleton	Executive Vice President and Principal Financial/Accounting Officer	May 26, 2017

/s/ Gottfried Schellmann Gottfried Schellmann	Director	May 26, 2017

/s/ Robert S. Eichberg Robert S. Eichberg	Director	May 26, 2017

Ih in
/s/ Dinah Corbaci Dinah Corbaci	Director	May 26, 2017

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Underwriting Agreements (1)
4.1	Certificate of Incorporation (2)
4.2	Amended and Restated Bylaws (3)
4.3	Specimen certificate of common stock of the Company
4.4	Form of Indenture
4.8	Form of Debt Security (1)
4.9	Form of Depositary Agreement (Including Form of Depositary Certificate) (1)
4.10	Form of Warrant Agreement (Including Form of Warrant Certificate) (1)
5.1	Opinion of Faegre Baker Daniels LLP
12.1	Computation of ratio of earnings to fixed charges
23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included with signature pages)
25.1	Statement of Eligibility of Trustee (1)

(1)	To be filed by amendment or incorporated by reference in connection with the issuance of the securities
(2)	Incorporated by reference to the registrant’s Proxy Statement in respect of 1994 Annual Meeting of Stockholders
(3)	Incorporated by reference to Exhibit 11.14 of the registrant’s Form 10-Q for the quarter ended June 30, 2002 filed July 26, 2002
(4)	Incorporated by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form S-3 (File No. 333-126519, filed July 11, 2005